Exhibit 10.22

Loan #401663900

RENEWAL PROMISSORY NOTE

$6,874,999.96	EFFECTIVE DATE	December 6, 2015
THE “PRINCIPAL AMOUNT”	PLACE OF EXECUTION:	TAMPA, FLORIDA

FOR VALUE RECEIVED, SADDLEBROOK RESORTS, INC., a Florida corporation (hereinafter, “Borrower”), hereby promises to pay to the order of USAMERIBANK, a Florida banking corporation, its successors and/or assigns (“Lender”), with an address at 4790 140th Avenue North, Clearwater, Florida 33762, the Principal Amount of SIX MILLION EIGHT HUNDRED SEVENTY-FOUR THOUSAND NINE HUNDRED NINETY-NINE AND 96/100 DOLLARS ($6,874,999.96), together with interest thereon from the Effective Date through the maturity of this obligation, whether by acceleration or otherwise, as hereinafter provided. Principal and interest hereunder shall be payable in lawful money of the United States of America at the address of Lender which is specified above, or at such other place as Lender may designate in writing.

1. Interest Rate and Computation. Interest shall be computed as follows:

(a) For each LIBOR Period (as defined herein), Borrower shall pay interest on the outstanding principal amount of this Note at a variable rate equal to the 30-day LIBOR Rate (as defined herein), plus 300 basis points (3.00%) per annum (the “Interest Rate”). For the purposes hereof, the term “30-day LIBOR Rate” shall mean the interest rate per annum at which, in the sole opinion of Bank, United States dollars are being offered in like amounts to major top credit quality lenders at 11:00 a.m. London time, on the date (each a “LIBOR Calculation Date”) which is two (2) business days prior to the commencement of the applicable LIBOR Period (as defined herein), in immediately available funds, by other major top credit quality lenders in the London interbank market for a thirty (30) day period. For the purpose hereof, the term “LIBOR Period” shall mean a period of one (1) calendar month for which the Interest Rate payable by maker hereunder will be fixed at the above-referenced Interest Rate (as determined on the applicable LIBOR Calculation Date). The first LIBOR Period will commence upon the Effective Date hereof, and each subsequent LIBOR period will commence upon the expiration of the preceding LIBOR Period. At the end of each LIBOR Period, the rate of interest payable by Borrower hereunder will adjust to the new Interest Rate and said new Interest Rate will be effective for the entirety of the next succeeding LIBOR Period.

(b) All Interest shall be computed (i) daily on the outstanding principal balance of this Note, determined as of the close of the day, and (ii) on the basis of actual days elapsed, as if each calendar year consisted of 360 days.

2. Payments of Principal and Interest. Principal plus interest hereunder shall be payable in lawful money of the United States of America at the address of Lender specified above, or at such other place as Lender may designate in writing. Payments received after 2:00 P.M. will be credited the following business day. Principal and interest shall be due and payable as follows:

(a) Amortization Period. Commencing on the 6TH day of January, 2016, and continuing on the same day of each succeeding month thereafter through maturity date as further defined below, principal payment in the amount of $29,380.34 plus all accrued interest shall be due and payable. Principal payments are calculated on a nineteen and one-half year amortization.

(b) Maturity Date. The entire unpaid principal indebtedness evidenced by this Note, together with accrued and unpaid interest, and other sums payable to Lender hereunder shall be due and payable in full on December 6, 2020 (“Maturity Date”).

Loan #401663900

3. Prepayment. Borrower may, at its option, prepay the Note in whole or in part without penalty or premium.

4. No Usury. Notwithstanding any provision of this Note, or the other Loan Documents, or any combination, to the contrary, the parties intend that no provision of this Note, or the other Loan Documents be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida, or by federal law in the event that federal law preempts Florida law with respect to this transaction (the “Maximum Permitted Rate”). If, however, any such provision is so interpreted, construed, applied, or enforced, then the parties intend: (i) that such provision automatically shall be deemed reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if interest payments in excess of such Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited nunc pro tunc in reduction of the then outstanding principal amount of this obligation, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under the usury laws of the State of Florida or the United States of America, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be “spread” in the manner provided by Section 687.03(3), Florida Statutes, or any similar successor law, be spread in the manner provided by such statute.

5. Late Payments. Borrower shall pay a late charge equal to five percent (5%) of the amount of any payment that is not received by Lender on or before the tenth (10th) day following the date on which the same is due, to compensate for Lender’s loss of use of funds and for the expense of handling the delinquency, which late charge must be received by Lender with the payment then due.

6. Default. In the event (a) Borrower fails to make any payment of principal or interest as and when due under the terms of this Note, (b) Borrower fails to make any payment of principal or interest in connection with any other indebtedness owed to Lender; (c) any other Event of Default shall occur under the terms of the Mortgage (as hereinafter defined) or the Loan Agreement, or any other Loan Document (subject to applicable notice and cure periods, if any), then and in any such event the entire principal indebtedness evidenced by this Note, together with all accrued interest and any other sums payable by Borrower to Lender under the terms of this Note or the other Loan Documents, shall become due and payable in full without notice or demand, at the option of Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon any such default, the outstanding principal balance of this Note, together with all accrued interest and any other sums payable by Borrower to Lender under the terms of this Note or the other Loan Documents, shall bear interest at the highest legal rate permissible under applicable law, and (d) Borrower fails to make any payments of principal or interest in connection with any other indebtedness owed to Lender. All parties liable for the payment of this Note agree to pay Lender its reasonable attorneys’ and legal assistants’ fees for the services and expenses of counsel employed after maturity or default to collect this Note (including any appeals relating to such enforcement proceedings), or to protect or enforce the security for this Note, whether or not suit be brought.

7. Lender’s Remedies. The remedies of Lender as provided herein, and in the other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

Loan #401663900

8. Waiver of Rights by Borrower. Borrower and all sureties, endorsers and guarantors of this Note hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, in enforcing any security rights or in proceeding against any security for this Note; (b) agree to any substitution, exchange, addition or release of any security for this Note or the addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute any suit, or to exhaust any other remedies against Borrower or any other person or entity that is or may become liable hereunder, or against any security for this Note, in order to enforce payment of this Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgency with respect hereto without notice, consent or consideration to any of the foregoing; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Lender or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note and the other Loan Documents (except as may be otherwise specifically provided in any guarantee agreement relating to this Note).

9. Governing Law. This Note is executed and delivered at the Place of Execution and shall be construed and enforced in accordance with the laws of the State of Florida. Borrower agrees that this Note and the loan evidenced hereby shall be governed by Section 665.074, Florida Statutes, and that Lender shall have all of the rights, privileges and benefits afforded to associations under the provisions of said statute.

10. Successors and Assigns. As used herein, the words “Borrower” and “Lender” shall be deemed to include Borrower and Lender as defined herein and their respective heirs, personal representatives, successors and assigns.

11. Right of Setoff. To the extent permitted by applicable law, Lender reserves the right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts. Notwithstanding anything contained herein to the contrary, the right of setoff specifically excludes any and all accounts held jointly by Borrower and Saddlebrook International Sports, LLC, a Florida limited liability company.

12. Miscellaneous Provisions.

(a) The payment of this Note is secured by, inter alia, a Mortgage, Security Agreement and Fixture Filing as modified by Mortgage Modification and Future Advance Agreement of even date herewith (as from time to time modified or amended, collectively, the “Mortgage”).

(b) Borrower agrees to cooperate with Lender, and to execute or re-execute such documents as Lender may deem necessary, in order to correct any clerical errors or omissions contained in any document executed in connection with the loan evidenced by this Note.

(c) Documentary stamp taxes in the amount required by Florida law have been paid on the future advance and evidence of such payment noted on the Mortgage Modification and Future Advance Agreement of even date herewith.

Loan #401663900

11. Jury Trial Waiver. BORROWER, BY ITS EXECUTION HEREOF, AND LENDER, BY ITS ACCEPTANCE HEREOF, AGREE THAT NONE OF BORROWER, LENDER, OR ANY GUARANTOR OF THE INDEBTEDNESS EVIDENCED HEREBY, NOR ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER ANY OF THEM WILL SEEK A JURY TRIAL IN ANY LEGAL ACTION OR PROCEEDING, WHETHER IN LAW OR IN EQUITY, THAT IS BASED UPON OR RELATED TO (i) TIDS NOTE, (ii) THE MORTGAGE, (iii) ANY OTHER DOCUMENT EVIDENCING AND/OR SECURING THE INDEBTEDNESS EVIDENCED HEREBY, OR ANY RELATED INSTRUMENT OR AGREEMENT, (iv) ANY COLLATERAL FOR THE PAYMENT HEREOF, OR (v) ANY DEALINGS OR RELATIONSHIP BETWEEN LENDER AND BORROWER, OR BETWEEN LENDER AND ANY SUCH GUARANTOR, IN CONNECTION WITH ANY OF THE FOREGOING; OR WILL SEEK TO CONSOLIDATE ANY SUCH ACTION OR PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION OR PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF TIDS SECTION HAVE BEEN FULLY DISCUSSED AND ARE UNDERSTOOD BY BORROWER, AND THAT BORROWER AND LENDER HAVE AGREED TO THESE PROVISIONS THROUGH BARGAINING AT ARM’S LENGTH AND IN GOOD FAITH, WITHOUT COERCION OR DURESS.

SIGNATURE AND ACKNOWLEDGEMENT ON FOLLOWING PAGE

Loan #401663900

SIGNATURE PAGE TO $6,874,999.96 RENEWAL PROMISSORY NOTE

IN FAVOR OF USAMERIBANK

SADDLEBROOK RESORTS, INC., a Florida corporation

By:	/s/ Thomas L. Dempsey
Thomas L. Dempsey, Chief Executive Officer

STATE OF FLORIDA            )

COUNTY OF Hills Borough)

The foregoing instrument was acknowledged before me this 10th day of December, 2015, by Thomas L. Dempsey, as Chief Executive Officer of SADDLEBROOK RESORTS, INC., a Florida corporation, on behalf of the corporation. He ☑ is personally known to me or ☐ produced [ILLEGIBLE] as identification.

/s/ Robert Stern
NOTARY PUBLIC [Signature Above]
Print Name: Robert Stern
State of Florida
(NOTARIAL SEAL)	My Commission Expires: July 6, 2018

ROBERT GARY STERN MY COMMISSION # FF 127216 EXPIRES: July 6, 2018 Bonded Thru Budget Notary Services